UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1

to

FORM 10

General Form for Registration of Securities of Small Business Issuers Under Section 12(g) of the Securities Exchange Act of 1934

Quinton Group, Inc. (formerly known as VDO-PH International, Inc.)
(Exact Name Of Company As Specified In Its Charter)

Nevada	27-2436336
(State of Incorporation)	(I.R.S. Employer Identification No.)

No. 70-03-12, D’ Piazza Mall, Jalan Mahsuri, 11950 Bayan Baru, Pulau Pinang, Malaysia.	N/A
(Address of Principal Executive Offices)	(ZIP Code)

Company’s Telephone Number, Including Area Code: +604-611 9132

Securities to be Registered Under Section 12(g) of the Act: Common Stock, $.001 par value
(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

i

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Some of the statements contained in this amended registration statement on Form 10 of Quinton Group, Inc., f/k/a VDO-PH International, Inc. (hereinafter the “Company” or “we”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this amended registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this amended registration statement. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of Management’s efforts to implement the Company’s plan of operation;
●	the ability of the Company to fund its operating expenses;
●	the ability of the Company to compete with other companies that have a similar plan of operation;
●	the effect of changing economic conditions impacting our plan of operation;
●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

General Background of the Company

VDO-Ph International (“VDO-Ph” or the “Company”) was incorporated in Nevada in April 2010. The Company intended to sell a state-of-the-art telephony appliance for commercial and residential use employing proprietary software. On November 29, 2011, the Company completed a 4 for 1 forward stock split. The company ceased operations in 2011.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of VDO-PH International, Inc with the eight judicial District Court of Nevada. On August 26, 2019, Custodian Ventures was appointed custodian by the eight judicial District Court of Nevada, Case No: A-19-798299-B.

On October 11, 2019, the Company obtained a promissory note in amount of $82,100 from its custodian, Custodian Ventures, LLC, the managing member being David Lazar. The note bears an interest of 3% and matures in 180 days following written demand by the holder. On August 7, 2020, Mr. Lazar waived the repayment of the note.

On October 16, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $19,900.

On August 7, 2020, Custodian Ventures sold 10,000,000 shares of Series A Preferred, equaling 96% of the voting interest in the Company, to Quinton Group Sdn. Bhd., a Malaysia-based company (“Quinton”). Quinton serves as an aggregator platform to provide Internet Value-Added Service, by assisting consumers/users, merchants, strategic alliance partners and businesses to leverage innovation and technology in order to grow and compete more effectively in domestic and global economies while forging an entirely new commercial ecosystem in Southeast Asia. Quinton started its operation in 2018.

Also on August 7, 2020, David Lazar resigned as the sole officer and director, and appointed Dato Ooi Chuen Chie as the sole officer and director.

On June 2, 2021, the Company completed a 1 for 250 reverse stock split and changed its name from VDO-PH International, Inc. to Quinto Group The Company’s trading symbol was changed to “QUGB.”

Business Objectives of the Company

Since the custodianship. Through the change of control, the Company has had no business operations. Management has determined to direct its efforts and limited resources to pursue a business combination with Quinton or a company in the same industry.

The Company’s common stock is subject to quotation on the OTC Pink Sheets under the symbol QUGB. There is currently only a limited trading market in the Company’s shares nor do we believe that any true active trading market has existed for approximately the last ten years, other than occasional small trades. There can be no assurance that there will be an active trading market for our securities following the effective date of this amended registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Management of the Company (“Management”) would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its Management in connection with this process. In evaluating a prospective business opportunity, we would consider, among other factors, the following:

●	The ability of a PCAOB independent public accountant to complete the necessary audit on the operating company;
●	growth potential of the new business opportunity;
●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;
●	necessary capital requirements;
●	the competitive position of the new business opportunity;
●	stage of business development;
●	the market acceptance of the potential products and services;
●	proprietary features and degree of intellectual property; and
●	the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that Management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, Management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our Management will devote to the Company’s plan of operation.

The Company intends to conduct its activities so as to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

Company is a Blank Check Company

At present, the Company is a development stage company with no revenues, no assets and no specific business plan or purpose. The Company’s business plan is to seek a business combination with Quinton or a company in the same industry. As a result, the Company is a “blank check company” and, as a result, any offerings of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”) must comply with Rule 419 promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Company’s Common Stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Securities Exchange Act. The Penny Stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each Penny Stock held in the customer’s account. In addition, the Penny Stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the Penny Stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the Penny Stock rules. So long as the common stock of the Company is subject to the Penny Stock rules, it may be more difficult to sell the Company’s common stock.

We are a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Very Limited Liquidity of our Common Stock

Our common stock occasionally trades on the OTC Pink Sheet Market, as there is no active market maker in our common stock. As a result, there is only limited liquidity in our common stock.

We will be deemed a blank check company under Rule 419 of the Securities Act

The provisions of Rule 419 apply to registration statements filed under the Securities Act by a blank check company, such as the Company. Rule 419 requires that a blank check company filing a registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. While we are not currently registering shares for an offering, we may do so in the future.

In addition, an issuer is required to file a post-effective amendment to a registration statement upon the execution of an agreement for an acquisition or merger. The rule provides procedures for the release of the offering funds, if any, in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material definitive (non-ordinary course of business) agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow, if any. Each such investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

Effecting a business combination

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake A business combination may involve the acquisition of, or merger with, a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws. A business combination may involve a company which may be financially unstable or in its early stages of development or growth.

Completing the necessary audit for a business combination

As the Company is targeting Malaysian based companies, we cannot be certain that the target company will have financial statements prepared in accordance with GAAP, nor be able to convert them to such. Therefore, the Company is uncertain whether it will be able to have an audit completed on such target, and, as such, complete an acquisition with a Malaysian target.

Sources of target businesses

Our Management anticipates that target business candidates will be brought to our attention by Quinton. Our Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay Management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

Current management will have broad flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our Management will consider, among other factors, the following:

●	financial condition and results of operation of the target company, along with the preparation of its financial statements;
●	growth potential;
●	experience and skill of Management and availability of additional personnel;
●	capital requirements;
●	competitive position;
●	stage of development of the products, processes or services;

●	degree of current or potential market acceptance of the products, processes or services;
●	proprietary features and degree of intellectual property or other protection of the products, processes or services;
●	regulatory environment of the industry; and
●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our Management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent Management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

●	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
●	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business

We cannot assure you that our assessment of the target business will prove to be correct. In addition, we cannot assure you that the future Management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our director will remain associated in some capacity with us following a business combination, it is unlikely that he will devote his full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent Management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent Management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our audited financial statements for the years ended December 31, 2020 and 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Competition

In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by Management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Our Management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately-held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employees

Dato Ooi Chuen Chie, our Chief Executive Officer, is our sole executive officer. Dato Ooi Chuen Chie is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deem reasonably necessary to administer the Company’s affairs until such time as a business combination is consummated. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Previously, Dato Ooi Chuen Chie had no experience with companies revived via custodianship.

Conflicts of Interest

The Company’s Management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if Management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, Management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Company’s Management has multiple business affiliations, our Management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, Management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach Management with respect to a business combination, Management will consider the foregoing factors as well as the preferences of the Management of the operating company. However, Management will act in what it believes will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with Management.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This amended registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our Management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects”, “anticipates”, “targets”, “goals”, “projects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this annual report before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business plan. In addition to other information included in this annual report, the following factors should be considered in evaluating the Company’s business and future prospects.

The Company has a limited operating history and very limited resources.

Since being acquired through custodial proceedings, the Company’s operations have been limited to seeking a potential business combination and has had no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange, and/or acquire an operating business. The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or acquiring an operating business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2021, we had no cash and cash equivalents and an accumulated deficit of $945,217. As of December 31, 2020, we had no cash and cash equivalents on hand, and an accumulated deficit of $1,077,427. Our audited financial statements for the years ended December 31, 2020, and December 31, 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a particular target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business.

Since the Company has not yet identified a particular prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s Management intends to evaluate the risks inherent in a particular target business, the Company cannot assure you that it will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although Management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that Management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

Dependence on key personnel.

The Company is dependent upon the continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms. Dato Ooi Chuen Chie only devotes approximately 10% of his work week to the Company

The Company’s sole officer and director may allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs and prioritize the availability of a business combination with the Company. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s officer and director is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of his hours per week to the Company’s affairs. Dato Ooi Chuen Chie operates Quinton. Quinton serves as an aggregator platform to provide Internet Value-Added Service, by assisting consumers/users, merchants, strategic alliance partners and businesses to leverage innovation and technology in order to grow and compete more effectively in domestic and global economies while forging an entirely new commercial ecosystem in Southeast Asia. There are no specific guidelines regarding which blank check company will get a preference as to any identified business combination opportunities.

If Management’s other business affairs require him to devote more time to such affairs or to offer other blank check companies to potential business combination opportunities, it could limit his ability to devote time to the Company’s affairs or present the Company as a viable business opportunity and could have a negative impact on the Company’s ability to consummate a business combination. Furthermore, we do not have an employment agreement with Dato Ooi Chuen Chie.

The Company’s principal executive offices are located in Malaysia and our sole officer and director is also located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S shareholders may face difficulties in effecting service of process against the Company and our sole officer and director. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company or Dato Ooi Chuen Chie, and they still may be fruitless.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available a terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or stockholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be:

●	solely dependent upon the performance of a single operating business, or
●	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than the Company does and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objective. The Company is not likely to generate any revenues until the consummation of a business combination, at the earliest. The Company believes that it will have available sufficient financial resources available from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management has provided funding, without formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing potential business combination candidates and preparing and filing Exchange Act reports for what may be an unlimited period of time will be paid by our sole officer and director, or an affiliated party notwithstanding the fact that there is no written agreement to pay such costs. Mr. Chie and/or an affiliated party have informally agreed to pay the Company’s expenses in the form of advances that are unsecured, non-interest bearing.

Based on Dato Ooi Chuen Chie’s stated resource commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we conclude a business combination. During the next 12 months we anticipate incurring costs related to:

●	filing of Exchange Act reports.
●	franchise fees, registered agent fees, legal fees and accounting fees, and
●	investigating, analyzing and consummating an acquisition or business combination.

We estimate that these costs will range from five to six thousand dollars per year, and that we will be able to meet these costs as necessary through loans/advances from Management or affiliated parties until we enter into a business combination.

The Company’s sole officer and director is in a position to influence certain actions requiring stockholder vote.

Management has no present intention to call for an annual meeting of stockholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination. If there is an annual meeting of stockholders for any reason, the Company’s Management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of Management’s significant equity interest. Accordingly, the Company’s Management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of Management

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of Management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s Management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions and other material events. The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K, which report contains audited financial statements of the acquired entity. These audited financial statements must be filed with the SEC within 5 days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

If the Company is deemed to be an investment company, the Company may be required to institute burdensome compliance requirements and the Company’s activities may be restricted, which may make it difficult for the Company to enter into a business combination.

●	restrictions on the nature of the Company’s investments; and
●	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;
●	adoption of a specific form of corporate structure; and
●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

The Company does not believe that its anticipated principal activities will subject it to the Investment Company Act of 1940.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our director owns shares of our common stock and, although no compensation will be paid to him for services rendered prior to or in connection with a business combination, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which consist of one directors who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

Risks Related to Our Common Stock

The Company’s shares of common stock are traded from time to time on the OTC Pink Sheet Market.

Our common stock is traded on the OTC Pink Sheet Market from time to time. There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

It is the intention of the Company’s Management following the consummation of a business combination to seek coverage and publication of information regarding the Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published by Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least three months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least three months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company is deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

Rule 145 Related Risk

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resale of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

●	The issuer must meet all of the conditions applicable to shell companies under Rule 144;
●	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;
●	After three months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and
●	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

Application of Rule 419 to Shell Companies

The provisions of Rule 419 apply to registration statements filed under the Securities Act of 1933, as amended, by a blank check company. Rule 419 requires that a blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the Company is required to file a post-effective amendment to the registration statement upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material non-ordinary course agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

You May Not Be Entitled to Protections Normally Afforded to Investors of Bank Check Companies.

If the net proceeds of an offering under the Securities Act of 1933 is used to complete an initial business combination with a target business that has not been identified, and we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account.

Investors will then not be entitled to protections normally offered to investors in Rule 419 blank check offerings.

Possible Issuance of Additional Securities.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.00001 par value. As of September 30, 2021 there were shares 707,018 shares of common stock issued and outstanding, and 10,000,000 shares of Series A preferred stock issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, if an active trading market commences.

Dividends unlikely

The Company does not expect to pay dividends for the foreseeable future because it has no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. The Company expects that future Management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock:

●	may significantly reduce the equity interest of our stockholders;
●	will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and
●	may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;
●	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
●	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations during the year ended December 31, 2020 as compared to the year ended December 31, 2019

We have not generated any revenues during the years 2020 and 2019. We had total operating expenses of $343,748 and $24,231, during the years ended December 31, 2020, and December 31, 2019, respectively. The operating expenses were primarily comprised of general and administrative expenses such as accounting fees, transfer agent fees and fees paid to the state of Nevada to maintain its corporate status. During the year ended December 31, 2020 the Company incurred $330,000 in stock based compensation related to the issuance of 10,000,000 shares of Preferred A Stock to it Court-appointed custodian and the Company’s only employee, compared to $-0- stock based compensation expense during the year ended December 31, 2019.

We recorded $2,810 and $547 of interest income during the years ended December 31, 2020 and December 31, 2019, respectively. During the years ended December 31, 2020, and 2019, we had a net losses of $340,938 and $23,684 respectively.

Results of Operations during the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020

We have not generated any revenues during the nine months ended September 30, 2021 and 2020. We had total operating expenses of $140,673 related to general and administrative expenses during the nine months ended September 30, 2021, compared to $343,248 general and administrative expenses during the nine months ended September 30, 2020. The operating expenses in 2021 were comprised of accounting fees, investment banking fees, Edgarization fees, transfer agent fees and fees payable to the state of Nevada to maintain its corporate status. During the nine months ended September 30, 2021, the Company recorded $330,000 in stock based compensation due to the issuance of preferred stock to a related party.

During the nine months ended September 30, 2021 and 2020, we had a net loss of $140,673 and $341,053, respectively.

Liquidity and Capital Resources

As of September 30, 2021, the Company has no business operations and no cash resources other than that provided by Management. We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management and an affiliated party have verbally agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company until the Company enters into a business combination. However, there is no written agreement to do such. The Company would be unable to continue as a going concern without interim financing provided by Management. As of September 30, 2021, we had no cash. As of December 31, 2020, we had no cash.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by Management and an affiliated party to fulfill its filing obligations under the Exchange Act. At present, the Company has no financial resources to pay for such services.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid from additional money contributed by Mr. Chie, our sole officer and director, or an affiliated party.

During the next 12 months we anticipate incurring costs related to:

●	filing of Exchange Act reports.
●	franchise fees, registered agent fees, legal fees and accounting fees, and
●	investigating, analyzing and consummating an acquisition or business combination.

We estimate that these costs will be in the range of five to six thousand dollars per year, and that we will be able to meet these costs as necessary, to be advanced/loaned to us by Management and/or an affiliated party.

On September 30, 2021 and December 31, 2020, we have had $-0- in current assets, respectively. As of September 30, 2021, we had $139,787 in liabilities and stockholders’ deficit of $139,787. As of December 31, 2020, we had $0 in liabilities.

We had a negative cash flow from operations of $116,784 during the nine months ended September 30, 2021, primarily due to a net loss of $140,673 offset by a change in accounts payable of 23,899. We financed our negative cash flow from operations during the nine months ended September 30, 2021 through advances made by Quinton Group Sdn. Bhd..

We had $-0- cash flow from operations during the nine months ended September 30, 2020. The Company currently plans to satisfy its cash requirements for the next 12 months through borrowings from Quinton Group Sdn. Bhd. and believes it can satisfy its cash requirements so long as it is able to obtain financing from this affiliated party. The Company expects that money borrowed will be used during the next 12 months to satisfy the Company’s operating costs, professional fees and for general corporate purposes. There is no written funding agreement between the Company and Quinton Group Sdn. Bhd.

The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have unqualified audit opinion for the years ended December 31, 2020 and 2019 with an explanatory paragraph on going concern.

Off-Balance Sheet Arrangements

As of September 30, 2021 and 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of September 30, 2021 and 2020, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the nine months ended September 30, 2021 and 2020, and are included elsewhere in this registration statement.

ITEM 3. DESCRIPTION OF PROPERTY

The Company’s corporate office is located at No. 70-03-12, D’ Piazza Mall, Jalan Mahsuri, 11950 Bayan Baru, Pulau Pinang, Malaysia., which space is provided to us at no cost. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2021. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owner		Percentage of Common Stock Owned (1)	Preferred Stock Beneficially Owned (1)		Percentage of Preferred Stock Beneficially Owned
Dato Ooi Chuen Chie (2)
3445 Lawrence Avenue
Oceanside, NY 11572	300,000,000	(3)	99.8%	10,000,000	(3)	100%
Director and Officer (1 person)			99.8%	10,000,000	(3)	100%

(1)	Assuming the conversion of preferred stock to common stock the applicable percentage ownership is based on 707,018 shares of common stock outstanding as of September 30, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Such shares are held by Quinton Group Sdn. Bhd., of which Dato Ooi Chuen Chie is the Chief Executive Officer.
(3)	Each share of Preferred Stock votes and converts at 30 to 1.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Director and our executive officers and the positions held by each.

Name	Age	Title
Dato Ooi Chuen Chie	33	CEO and Chairman

Dato Ooi Chuen Chie, 33, has been CEO and Chairman of the Company since August 7, 2020. He strategized the blueprint for Quinton, which provides a digitalized and sustainable e-commerce platforms that assist consumers, merchants and businesses to grow and compete more effectively in domestic and global economies. Dato Ooi Chuen Chie built specialized software with the involvement of artificial intelligence (AI) to provide high-quality, creative and integrated online business services to connect urban, fringe and rural areas in Malaysia. He has more than 10 years of development and operation practical experience which focuses to lead Quinton Group to be a pioneer e-commerce service provider with perseverance and enthusiasm.

Dato Ooi Chuen Chie has a Bachelor Degree of Operation Management, First Class Honours, from the University Utara Malaysia.

Ooi Chuen Chie was selected to serve as a director due to his knowledge of the industry that the Company is focused on, his judgment in assessing business strategies and accompanying risks, and his expertise with emerging growth companies. Ooi Chuen Chie is the Company’s sole promoter.

Our director holds office until the next annual meeting of stockholders and until his successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officer or affiliates have not, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports required to be filed under Section 16(a).

ITEM 6. EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended December 31, 2020, 2019 and 2018. The Company has no employment agreement with any of its officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

As of September 30, 2021, Quinton Group Sdn. Bhd. had extended the Company $115,898 in interest free demand loans.

ITEM 8. LEGAL PROCEEDING

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Expert Market under the symbol QUGB. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. The prices presented for the periods prior to August 7, 2020 pertain to the predecessor company, prior to the most recent change of control.

	Price Range
Period	High	Low
Year Ended December 31, 2019:
Third Quarter	$24.75	$1.50
Fourth Quarter	$27.50	$12.50
Year Ended December 31, 2020:
First Quarter	$22.50	$2.50
Second Quarter	$10.00	$4.50
Third Quarter	$12.25	$6.25
Fourth Quarter	$14.25	$4.75
First Quarter, March 2021	$25.00	$8.75
Second Quarter, June 2021	$21.25	$1.88
Third Quarter, September 2021	$1.88	$0.51

As of September 30, 2021, our shares of common stock were held by approximately 62 stockholders of record. The transfer agent of our common stock is ClearTrust, LLC. Phone (813) 235-4490.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available, therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2020 and 2019.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Certificate of Incorporation and by-laws, copies of which are filed herewith.

Common Stock

Our Certificate of Incorporation authorize the issuance of 500,000,000 shares of common stock, $.001 par value. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Certificate of Incorporation authorize the issuance of 10,000,000 shares of common stock, $.00001 par value. Our holders of shares of Series A preferred stock are entitled to fifty votes for each share on all matters to be voted on by the shareholders. Each share of Series A preferred stock converts into 50 shares of common stock. Holders of preferred stock do not have cumulative voting rights.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Brenham or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada Revised Statutes permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada Revised Statutes, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us;
●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Nevada Revised Statutes; and
●	from any transaction from which the director derived an improper personal benefit.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Quinton Group, Inc.

(formerly known as VDO-PH International, Inc.)

No. 70-03-12, D’ Piazza Mall

Jalan Mahsuri

11950 Bayan Baru

Pulau Pinang, Malaysia.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Quinton Group, Inc. (formerly known as VDO-PH International, Inc.) (the ‘Company’) as of December 31, 2020 and 2019 and the related statements of income, stockholders’ equity, and cash flows for the year ended of December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not established an ongoing source of revenues sufficient to cover its operating costs and the Company has suffered recurring losses from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board of Directors (Those Charged with Governance) that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2021.
Kuala Lumpur, Malaysia

September 23, 2021

QUINTON GROUP INC.

f/ka VDO-PH INTERNATIONAL INC.

BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Notes receivable - related party	$-	$82,100
Interest receivable	-	547
TOTAL ASSETS	$-	$82,647

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Notes payable-related party	$-	$4,331
Total current liabilities	-	4,331
Total liabilities	-	4,331

Commitments and contingencies	-	-
Series A Preferred, $0.001 par value, 10,000,000 shares authorized, 10,000,000 and -0- shares issued and outstanding, as of December 31, 2020, and December 31, 2019	10,000	-
Stockholders’ Equity
Common stock, $0.001 par value 490,000,000, shares authorized, 707,018 shares issued and outstanding as of December 31, 2020, and December 31, 2019	707	707
Additional Paid in Capital	926,047	673,425
Accumulated deficit	(936,754)	(595,816)
Total Stockholders’ Equity	-	78,316
Total Liabilities and Stockholders’ Equity	$-	$82,647

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF OPERATIONS

(Audited)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019
Revenue	$-	$-

Operating Expenses:
Administrative expenses -related party	343,748	24,231
Total operating expenses	343,748	24,231
(Loss) from operations	(343,748)	(24,231)
Other income (expense)
Interest income	2,810	547
(Loss) before provision for income taxes	(340,938)	(23,684)
Tax Provision	-	-
Net (Loss)	$(340,938)	$(23,684)

Basic and diluted earnings(loss) per common share	$(0.48)	$(0.06)

Weighted average number of shares outstanding	707,018	390,678

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Audited)

					Additional		Total
	Preferred A Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2018	-	$-	299,018	$299	$571,833	$(572,132)	$-

Issuance of shares to related party			408,000	408	101,592		102,000

Net (loss)						(23,684)	(23,684)

Balance, December 31, 2019	-	$-	707,018	$707	$673,425	$(595,816)	$78,316
					Additional		Total
	Preferred A Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	-	$-	707,018	$707	$673,425	$(595,816)	$78,316

Issuance of preferred stock to related party	10,000,000	10,000			320,000		330,000

Net (loss)						(340,938)	(340,938)

Forgiveness of related party loan and receivable due to change of control					(67,378)		(67,378)

Balance, December 31, 2020	10,000,000	$10,000	707,018	$707	$926,047	$(936,754)	$-

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF CASH FLOWS

(Audited)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net (loss)	$(340,938)	$(23,684)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Stock based compensation	330,000
Interest receivable	(2,811)	(547)
Net cash (used for) operating activities	(13,749)	(24,231)

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party loans	13,749	24,231
Net cash provided by financing activities	13,749	24,231

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities
Forgiveness of debt by former related party due to a change of control	$67,378	-
Notes receivable related parties	$-	$(82,100)
Payment on related party debt	$-	$(19,900)
Common stock issued to related party	$-	$102,000

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP INC. F/K/A

VDO-PH INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 AND DECEMBER 31, 2019

Note 1 – Organization and basis of accounting

Organization

Quinton Group Inc. f/k/a VDO-Ph International (the “Company”) was incorporated in Nevada in April 2010. The Company was in the development stage and intended to sell a state-of-the-art telephony appliance for commercial and residential use employing proprietary software. The appliance, which will serve as a digital telephone, full motion video and advanced computer system, will be marketed and sold through cable companies to their commercial and residential customers. The Company ceased operations in 2011.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of VDO-PH International, Inc with the eight judicial District Court of Nevada.

On October 11, 2019, the Company obtained a promissory note in amount of $82,100 from its custodian, Custodian Ventures, LLC, the managing member being David Lazar. The note bears an interest of 3% and matures in 180 days following written demand by the holder. As of December 31, 2019, promissory note had a total balance of $82,647, which consisted of the principal in the amount of $82,100 and interest receivable of $547 was due to the Company.

On October 16, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $19,900.

On August 7, 2020 the Quinton Group Sdn. Bhd. purchased controlling interest in the Company by acquiring 10,000,000 shares of preferred stock.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with GAAP and are expressed in United States dollars

Reverse Stock Split

On June 3, 2021, the Company effected a 1 for 250 reverse stock split. All reference in these financial statement to shares outstanding have been retroactively adjusted to reflect the split unless stated otherwise.

Stock-Based Compensation

Accounting for stock-based compensation requires that the cost resulting from all stock-based payments be recognized in the financial statements based on the grant date fair value of the award. Our stock-based compensation primarily consists of common and preferred stock awards.

The Company accounts for stock-based compensation using the fair method following the guidance set forth in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Forgiveness of Related Party Debt

During 2020 a former related party forgave $67,378 in debt. Under the guidelines of ASC 470-50-40-2, the Company treated this forgiveness as a capital transaction and recorded the forgiveness on it Statement of Changes in Stockholders Equity.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of stock-based compensation, contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared. Actual results could.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration. Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Related Party Transactions

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of VDO-PH International, Inc. with the eight judicial District Court of Nevada.

On August 24, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for International Luxury Products, Inc., proper notice having been given to the officers and directors of VDO-PH International, Inc.. There was no opposition.

On August 26, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On October 11, 2019, the Company obtained a promissory note in amount of $82,100 from its custodian, Custodian Ventures, LLC, the managing member being David Lazar. The note bears an interest of 3% and matures in 180 days following written demand by the holder. As of June 30, 2020, the promissory note had a total balance of $84,226, which consisted of the principal in the amount of $82,100 and interest receivable of $2,126 was due to the Company.

On October 16, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $19,900.

During the fiscal year ended December 31, 2019, Custodian Ventures, LLC paid $24,231 in legal, registration, accounting and transfer agent expenses on behalf of the company.

On August 7, 2020 the Quinton Group Sdn. Bhd. purchased controlling interest in the Company by acquiring 10,000,000 shares of preferred stock. As a part of this transaction the promissory note from Custodian Ventures for $82,100 was considered forgiven and the notes payable due to Custodian Ventures was forgiven.

As a result on December 31, 2020 the balances of the promissory note receivable and the promissory notes payable were each zero.

Note 5 – Common stock

On October 11, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000. As of December 31, 2020, a total of 707,018 shares of common stock (with the effect of the reverse stock split) with par value $0.001 remain outstanding.

On August 7, 2020 the Company issued 10,000,000 shares of preferred stock to the Quinton Group Sdn. Bhd. Each share of preferred stock is convertible into 30 shares of common stock.

Note 6 – Subsequent Event

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, November 9, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements except as follows:

On June 3, 2021, the Company effected a 1 for 250 reverse stock split. Pre-split the number of shares outstanding was 176,599,793 shares outstanding. Post-split the shares outstanding were 707,018.

QUINTON GROUP, INC.

f/ka VDO-PH INTERNATIONAL INC.

BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
ASSETS
Current assets
TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Other payables	$23,889	$-
Notes payable-related party	115,898	-
Total current liabilities	139,787	-
Total liabilities	139,787	-

Commitments and contingencies	-	-

Series A Preferred, $0.001 par value, 10,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding, as of September 30, 2021 and December 31, 2020	10,000	10,000
Common stock, $0.001 par value 500,000,000, shares authorized, 707,018 shares issued and outstanding as of September 30, 2021 and December 31, 2020	707	707
Additional paid in capital	926,933	926,047
Accumulated deficit	(1,077,427)	(936,754)
Total Stockholders’ (Deficit)	(139,787)	-
Total Liabilities and Stockholders’ (Deficit)	$-	$-

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP, INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenue	$-	$-	$-	$-

Operating Expenses:
Administrative expenses	132,210	342,200	140,673	343,248
Total operating expenses	132,210	342,200	140,673	343,248
(Loss) from operations	(132,210)	(342,200)	(140,673)	(343,248)
Other income (expense)
Interest income		616	-	2,195
(Loss) before provision for income taxes	(132,210)	(341,584)	(140,673)	(341,053)
Tax Provision		-	-	-
Net (Loss)	$(132,210)	$(341,584)	$(140,673)	$(341,053)

Basic and diluted earnings(loss) per common share	$(0.19)	$(0.48)	$(0.20)	$(0.48)

Weighted average number of shares outstanding	707,018	707,018	707,018	707,018

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP, INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

							Total
	Preferred A Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	-	$-	707,018	$707	$673,425	$(595,816)	$78,316

Net income (loss)		-		-	-	-	-

Balance, March 31, 2020	-	$-	707,018	$707	$673,425	$(595,816)	$78,316

Net income (loss)		-		-	-	-	-

Balance, June 30, 2020	-	$-	707,018	$707	$673,425	$(595,816)	$78,316

Issuance of preferred stock to related party	10,000,000	10,000			320,000		330,000

Forgiveness of related party loan and receivable due to a change in control					(67,263)		(67,263)

Net loss				-		(341,053)	(341,053)

Balance, September 30, 2020	10,000,000	$10,000	707,018	$707	$926,162	$(936,869)	$(0)

							Total
	Preferred A Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2020	10,000,000	$10,000	707,018	$707	$926,047	$(936,754)	$-

Net loss		-		-		(886)	(886)

Forgiveness of related party loan				-	886		886

Balance, March 31, 2021	10,000,000	$10,000	707,018	$707	$926,933	$(937,640)	$-

Net loss		-		-	-	(7,577)	(7,577)

Balance, June 30, 2021	10,000,000	$10,000	707,018	$707	$926,933	$(945,217)	$(7,577)

Net loss		-		-	-	(132,210)	(132,210)

Balance, September 30, 2021	10,000,000	$10,000	707,018	$707	$926,933	$(1,077,427)	$(139,787)

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP, INC.

f/ka VDO-PH INTERNATIONAL INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(140,673)	$(341,053)
Adjustments to reconcile net loss to net cash used for operating activities
Stock based compensation	-	330,000
Accounts payable	23,889	-
Interest receivable	-	(2,195)
Net cash (used for) operating activities	(116,784)	(13,248)

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party loans	116,784	13,248
Net cash provided by financing activities	116,784	13,248

Net Increase (Decrease) In Cash	-	-
Cash At The Beginning Of The Period	-	-
Cash At The End Of The Period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

QUINTON GROUP, INC.

NOTES TO (UNAUDITED) FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Quinton Group Inc. f/k/a VDO-Ph International (the “Company”) was incorporated in Nevada in April 2010. The Company was in the development stage and intended to sell a state-of-the-art telephony appliance for commercial and residential use employing proprietary software. The appliance, which will serve as a digital telephone, full motion video and advanced computer system, will be marketed and sold through cable companies to their commercial and residential customers. The Company ceased operations in 2011.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of VDO-PH International, Inc with the eight judicial District Court of Nevada.

On October 11, 2019, the Company obtained a promissory note in amount of $82,100 from its custodian, Custodian Ventures, LLC, the managing member being David Lazar. The note bears an interest of 3% and matures in 180 days following written demand by the holder. As of December 31, 2019, promissory note had a total balance of $82,647, which consisted of the principal in the amount of $82,100 and interest receivable of $547 was due to the Company.

On October 16, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $19,900.

On August 7, 2020 the Quinton Group Sdn. Bhd. purchased controlling interest in the Company by acquiring 10,000,000 shares of preferred stock.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of stock-based compensation, contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared. Actual results could vary from estimates.

Reverse Stock Split

On June 3, 2021, the Company effected a 1 for 250 reverse stock split. Pre-split the number of shares outstanding was 176,599,793 shares outstanding. Post-split the shares outstanding were 707,018. All reference in these financial statement to shares outstanding have been retroactively adjusted to reflect the split unless stated otherwise.

Stock-Based Compensation

Accounting for stock-based compensation requires that the cost resulting from all stock-based payments be recognized in the financial statements based on the grant date fair value of the award. Our stock-based compensation primarily consists of common and preferred stock awards.

The Company accounts for stock-based compensation using the fair method following the guidance set forth in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on borrowings from related party to fund operating expenses. In light of management’s efforts, there are no assurances that the Company will be successful in any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Related Party Transactions

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of VDO-PH International, Inc. with the eight judicial District Court of Nevada.

On August 24, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for International Luxury Products, Inc., proper notice having been given to the officers and directors of VDO-PH International, Inc.. There was no opposition.

On August 26, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On October 11, 2019, the Company obtained a promissory note in amount of $82,100 from its custodian, Custodian Ventures, LLC, the managing member being David Lazar. The note bears an interest of 3% and matures in 180 days following written demand by the holder. As of September 30, 2020, the promissory note had a total balance of $84,226, which consisted of the principal in the amount of $82,100 and interest receivable of $2,126 was due to the Company.

On October 16, 2019, the Company issued 102,000,000 shares of common stock to Custodian Ventures, LLC at par for shares valued at $102,000 in exchange for settlement of a portion of a related party loan for amounts advanced to the Company in the amount of $19,900.

During the fiscal year ended December 31, 2019, Custodian Ventures, LLC paid $24,231 in legal, registration, accounting and transfer agent expenses on behalf of the company.

On August 7, 2020 the Quinton Group Sdn. Bhd. purchased controlling interest in the Company by acquiring 10,000,000 shares of preferred stock. As a part of this transaction the promissory note from Custodian Ventures for $82,100 was considered forgiven and the notes payable due to Custodian Ventures was forgiven.

As a result on March 31, 2021 the balances of the promissory note receivable and the promissory notes payable were each zero.

During the nine months ended September 30, 2021, Quinton Group Sdn Bhd. had extended the Company $115,898 to the Company in the form of an interest free note payable to cover administrative and legal expenses incurred by the Company

Note 5 – Common stock

As of September 30, 2021 and December 31, 2020 the Company had 500,000,000 shares authorized with a par value of $0.001.

On June 3, 2021, the Company effected a 1 for 250 reverse stock split. Pre-split the number of shares outstanding was 176,599,793 shares outstanding. Post-split the shares outstanding were 707,018. All reference in these financial statement to shares outstanding have been retroactively adjusted to reflect the split unless stated otherwise.

On August 7, 2020 the Company issued 10,000,000 shares of preferred stock to the Quinton Group Sdn. Bhd. Each share of preferred stock is convertible into 30 shares of common stock.

Note 6 – Significant Event -Reverse Stock Split

On June 3, 2021, the Company effected a 1 for 250 reverse stock split. Pre-split the number of shares outstanding was 176,599,793 shares outstanding. Post-split the shares outstanding were 707,018.

Note 7 – Subsequent Event

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, November 18, 2021 and has determined that it does not have any material subsequent events to disclose in these financial statements.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2	Order Granting Motion, dated August 26, 2019, Case No. A-19-798299-B. (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

3.1	Certificate of Incorporation, as amended. (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

3.2	By-laws, as amended. (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

3.3	Certificate of Reinstatement (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

3.4	Certificate of Designation (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

3.5	Certificate of Change (filed as an Exhibit to the Company’s Form 10-12G, filed September 23, 2021, and incorporated herein by reference.)

23	Consent of Independent Auditor

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 19, 2021

Quinton Group, Inc.

By:	Dato Ooi Chuen Chie, CEO
/s/ Dato Ooi Chuen Chie